SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2006_

CELANESE CORPORATION
(Exact Name of Registrant as specified in its charter)

DELAWARE	001-32410	98-0420726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 West LBJ Freeway, Dallas, Texas 75234-6034

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 901-4500

Not Applicable

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    OTHER EVENTS

On March 10, 2006, Celanese Corporation announced that its subsidiary, Celanese Europe Holding GmbH & Co. KG, has set the cash compensation in relation to the transfer of shares held by the minority shareholders of Celanese AG to Celanese Europe Holding at €62.22 per share. The cash compensation amount was based on an independent valuation.

The requisite transfer resolution must be voted on by shareholders of Celanese AG. Celanese AG's board of management is expected to put the resolution on the agenda of the annual shareholders' meeting scheduled on May 30-31, 2006.

Celanese Corporation currently owns approximately 98% of the outstanding Celanese AG shares and approved initiating the squeeze-out of the remaining shares in November 2005.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits
Exhibit Number	Description
99.1	Press Release dated March 10, 2006*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ Steven M. Sterin
Name: Steven M. Sterin Title: Vice President and Controller

Date: March 10, 2006

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated March 10, 2006*

* Filed herewith.